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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Forest Oil Corporation:

        We consent to the incorporation by reference in (i) the Registration Statements (Nos. 2-74151, 2-76946, 33-02748 and 33-59504) on Form S-8 of Forest Oil Corporation—Retirement Savings Plan of Forest Oil Corporation, (ii) the Registration Statement (No. 33-48440) on Form S-8 of Forest Oil Corporation—1992 Stock Option Plan of Forest Oil Corporation, (iii) the Registration Statement (No. 333-49376) on Form S-8 of Forest Oil Corporation—Forcenergy 1999 Stock Plan filed as Post Effective Amendment No.1 to the Registration Statement of Forest Oil Corporation on Form S-4, (iv) the Registration Statement (No. 333-117388) on Form S-3 of Forest Oil Corporation, (v) the Registration Statements (Nos. 333-05497 and 333-89174) on Form S-8 of Forest Oil Corporation—Stock Incentive Plan, (vi) the Registration Statement (No. 333-81529) on Form S-8 of Forest Oil Corporation—Employee Stock Purchase Plan, (vii) the Registration Statements (Nos. 333-62408 and 333-108267) on Form S-8 of Forest Oil Corporation—2001 Stock Incentive Plan, and (viii) the Registration Statement (No. 333-108271) on Form S-8 of Forest Oil Corporation—Employee Benefit Plan, of our report dated March 15, 2005 with respect to the consolidated balance sheets of Forest Oil Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Forest Oil Corporation. Our report on the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards Nos. 145, 143 and 142.

KPMG LLP

Denver, Colorado
March 15, 2005

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Consent of Independent Registered Public Accounting Firm